As filed with the Securities and Exchange Commission on March 8, 2013.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

4LICENSING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	13-2691380
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

767 Third Avenue, 17th Floor, New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

4Licensing Corporation Equity Incentive Plan

(Full Title of the Plan)

Rory A. Greiss
Kaye Scholer LLP
425 Park Avenue
New York, New York  10022

(Name and address of agent for service)

(212) 836-8000

(Telephone number, including area code, of agent for service)

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Common Stock,
$.01 par value per share	2,600,000 shares	$0.31 (2)	$806,000	$109.94

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)
Estimated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based upon the average of the bid and asked price of the Common Stock on The OTC Pink Sheet on March 5, 2013.

Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers such additional indeterminate number of shares as may become issuable pursuant to anti-dilution and adjustment provisions of any options to purchase shares registered hereby.

PART I

INFORMATION REQUIRED IN THIS SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

See Item 2 below.

Item 2.	Registrant Information and Employee Plan Annual Information.

The document containing the information specified in Part I of this Registration Statement on Form S-8 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended.  Such documents are not required to be, and are not being, filed by the Registrant with the Securities and Exchange Commission, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act of 1933, as amended.  Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement on Form S-8, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended , are incorporated by reference into this Registration Statement, excluding any portions thereof that are deemed to be furnished and not filed.

a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Securities and Exchange Commission on March 23, 2012;

b)	The Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 27, 2012;

c)	The Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2012, filed with the Securities and Exchange Commission on May 15, 2012;

d)	The Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 21, 2012;

e)	The Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 7, 2012;

f)	The Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 28, 2012;

g)	The Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 9, 2012;

h)	The Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2012, filed with the Securities and Exchange Commission on August 14, 2012;

i)	The Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 6, 2012;

j)	The Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 13, 2012;

k)	The Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 3, 2012;

l)	The Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2012;

m)	The Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2012;

n)	The Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 2, 2012;

o)	The Registrant’s Quarterly Report on Form 10-Q for the period ended September 30, 2012, filed with the Securities and Exchange Commission on November 13, 2012;

p)	The Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 4, 2012;

q)	The Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2012;

r)	The Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 28, 2012;

s)	The Registrant's Current Report on Form 8-K filed with the securities and Exchange Commission on March 4, 2013; and

t)
The description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A filed with the Securities and Exchange Commission on September 13, 2000, and any amendment or report filed in the future for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all the securities offered have been sold or which deregisters all the securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents.

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Item 4.	Description of Securities.

Not Applicable.

Item 5.	Interest of Named Experts and Counsel.

Not Applicable.

Item 6.	Indemnification of Officers and Directors.

Section 145 of the General Corporation Law of Delaware (the “DGCL”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that any such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify officers and directors against expenses (including attorneys’ fees) in connection with the defense or settlement of any action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of an action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred.

 The Registrant’s Certificate of Incorporation and By-Laws require the Registrant to indemnify its officers, directors and employees to the fullest extent permitted by law. In addition, advances of expenses to officers and directors are permitted in the manner and to the fullest extent permitted by applicable law. The Registrant will not indemnify a person in connection with a proceeding initiated by such person if the proceeding was not authorized by the Board of Directors of the Registrant.  The Registrant maintains insurance to cover directors and officers against liability which they may incur in such capacity.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

Exhibit Number	Description
4.1	Certificate of Incorporation of the Registrant, filed on December 19, 2012 (1)
4.2	Certificate of Ownership and Merger, filed on December 21, 2012 (1)
4.3	Certificate of Merger, filed December 21, 2012 (1)
4.4	Amended and Restated By-Laws of the Registrant (1)
4.5	Form of Common Stock Certificate (*)
5.1	Opinion of Kaye Scholer LLP(*)
23.1	Consent of EisnerAmper LLP (*)
23.2	Consent of Kaye Scholer LLP (included in Exhibit 5.1)
99.1	4Licensing Corporation Equity Incentive Plan (*)

(*)	Filed herewith.

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(1)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on December 28, 2012 (File No. 001-16117).

Item 9.	Undertakings.

(a)           The Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on this 8th day of March, 2013.

4LICENSING CORPORATION

By:	/s/ Bruce R. Foster
Bruce R. Foster
Interim Chief Executive Officer,
Executive Vice President and Chief
Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Date: March 8, 2013	/s/ Bruce R. Foster
Bruce R. Foster
Interim Chief Executive Officer,
Executive Vice President,
Chief Financial Officer,
and Director (principal accounting officer)

Date: March 8, 2013	/s/ Jay Emmett
Jay Emmett
Chairman of the Board of Director

Date: March 8, 2013	/s/ Duminda M. DeSilva
Duminda M. DeSilva
Director

Date: March 8, 2013	/s/ Wade I. Massad
Wade I. Massad
Director

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Exhibit Index

Exhibit Number	Description
4.1	Certificate of Incorporation of the Registrant, filed on December 19, 2012 (1)
4.2	Certificate of Ownership and Merger, filed on December 21, 2012 (1)
4.3	Certificate of Merger, filed December 21, 2012 (1)
4.4	Amended and Restated By-Laws of the Registrant (1)
4.5	Form of Common Stock Certificate (*)
5.1	Opinion of Kaye Scholer LLP(*)
23.1	Consent of EisnerAmper LLP (*)
23.2	Consent of Kaye Scholer LLP (included in Exhibit 5.1)
99.1	4Licensing Corporation Equity Incentive Plan (*)

(*)	Filed herewith.

(1)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on December 28, 2012 (File No. 001-16117).